EXHIBIT  23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


21st  Century  Technologies,  Inc.
5050  East  Belknap
Haltom  City,  TX  76117


Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2002 relating to the financial statements of 21st Century Technologies, Inc. as of December 31, 2001 and 2000 and the periods then ended.

/s/     Turner,  Stone  &  Co.,  LLP

Turner,  Stone  &  Co.,  LLP


February  20,  2003


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